Exhibit 10.103

3039 Cornwallis Road
RTP, NC 27709
August 29, 2006
Mr. Michael Harrison
Brocade Communications Systems, Inc.
1745 Technology Drive
San Jose, CA 95110
Subject: Amendment 26 to SOW#1 of the IBM/Brocade Goods Agreement ROC-P-68
This letter (the “Amendment”) serves as Amendment Number 26 to SOW#1, including all amendments thereto (“SOW#1”) of the Goods Agreement ROC-P-68 (the “Agreement”). All defined terms contained in the Agreement and SOW #1 shall have the same meaning in this Amendment unless otherwise stipulated below. The parties hereby mutually agree to amend the Agreement as follows:
1. Delete Section 12.0 “Compliance with Environmental Laws” in its entirety and replace with:
“12.0 Hazardous Substance and Environmental Law Requirements
Supplier is responsible for understanding and complying with: (a) all applicable Buyer specifications, whether referenced on the plans, in the Agreement or otherwise in a contract document between Buyer and Supplier, and (b) all Environmental Laws applicable to Supplier that restrict, regulate or otherwise govern Buyer’s direct or indirect import, export, sale or other distribution of Supplier’s Products or Deliverables on a stand-alone basis, or as part of a buyer server, storage, or retail store solution. “Environmental Laws” means those laws, rules and regulations (local, state, provincial or federal) of the nations of the European Union, United States, Canada, Brazil, Venezuela, Switzerland, Norway, South Africa, Israel, Egypt, Hong Kong, Russia, China, Singapore, Taiwan, India, Korea and Australia that relate to environmental matters, including without limitation material restrictions, material bans, product labeling, availability of product environmental information, energy efficiency, end-of-life product take back, packaging, batteries and other similar requirements. For example, Environmental Laws include without limitation those laws of the European Union member states that implement Directive 2002/95/EC regarding restriction of the use of certain hazardous substances in electrical and electronic equipment. As requested by Buyer, Supplier shall provide evidence of compliance with the legal requirements resulting from its obligations above by suitable means, and shall assist Buyer with any reporting obligations related to Supplier’s Products or Deliverables on a stand-alone basis, or as part of a buyer server, storage, or retail store solution. Supplier certifies that the information and data provided in accordance with the foregoing, as well as any other information or data provided in accordance with the applicable specifications is accurate, true, and complete. Should supplier become aware of any conflict between the requirements of a Buyer specification applicable to the Product or Deliverable and the Environmental Laws, Supplier shall notify Buyer in writing of the conflict and Buyer shall inform Supplier which restriction controls. Notwithstanding the foregoing, where Buyer is deemed the producer of supplier’s products or deliverables under a European Union member state’s implementation of Directive 2002/96/EC on waste electrical and electronic equipment, buyer shall have responsibility as the producer under this law unless it contracts with supplier to perform some or all of the producer responsibilities.
12.1 Based on evaluation of the Specifications, Supplier takes except to the following provisions.

12.1.1	[**]

• [**]
• [**]
• [**]
• [**]

12.1.2	[**]

• [**]

[**]	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
Confidential Information

•	[**]

Accepted and Agreed To: International Business Machines Corporation		Accepted and Agreed To: Brocade Communications Systems, Inc.

By:		By:

Authorized Signature	Date	Authorized Signature	Date

Type or Print Name		Type or Print Name

Title & Organization		Title & Organization

[**] Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.
Confidential Information

2